EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of ATS Medical Inc. of our report dated March 23, 2006, relating to our audit of the financial statements of 3F Therapeutics, Inc. as of and for the years ended December 31, 2005 and 2004, appearing in the proxy statement/prospectus, which is part of the Registration Statement (No. 333-133341) on Form S-4 of ATS Medical, Inc.
/s/ McGladrey & Pullen, LLP
Irvine, California
October 4, 2007